Investor Presentation January 2017 Exhibit 99.1

Safe Harbor Statement Certain statements made in this presentation include forward-looking actions that Oragenics, Inc. (“Oragenics,” or the “Company”) anticipates based on certain assumptions. These statements are indicated by words such as “expect”, “anticipate”, “should” and similar words indicating uncertainty in facts, figures and outcomes. Such statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. While Oragenics believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. The risks associated with the Company are detailed in the Company’s various reports filed by the Company with the Securities and Exchange Commission.

Oragenics Value Proposition First-In-Class Therapy for Prevention of Oral Mucositis in Cancer Patients Novel Antibiotic Platform Capable of Treating Multi-Drug Resistant Gram (+) Infections – MRSA, Streptococcus, C. difficile, VRE

Executive Summary Oragenics Inc: Develops novel biotherapeutics leveraging its R&D expertise with Intrexon’s leading synthetic biology platform via two exclusive channel collaborations. Phase 2 First-In-Class Oral Mucositis (OM) Program: No drug is approved to prevent OM in out-patient setting AG013 granted Orphan Drug status in EU and received FDA Fast Track designation Planning IND update in early 2017 Novel Lantibiotics Platform: A novel class of peptide antibacterial compounds, with activity against a variety of gram(+) infections. Lead compound, OG716, has entered IND-enabling studies with an expected IND filing in 4Q2017

PROGRAM AREA RESEARCH IND STUDIES PHASE 1 PHASE 2 PHASE 3 AG013 Oral Mucositis OG716 Clostridium Difficile Infections Lantibiotic Library Expand Indications Development Program Overview

Engineering Solutions With Intrexon (NYSE:XON) Extract genes responsible for protein production from native bacteria… …insert genes into modified bacteria to maximize protein production… …and produce Biotherapeutics via fermentation at commercial scale. Biotherapeutics (eg.,Lantibiotics) Bacteria Cell

AG013:Phase 2 Ready First-In-Class Therapy for Oral Mucositis

Oral Mucositis Epidemiology for Oral Mucositis Most common and debilitating complication of cancer chemo and radiation therapy. Caused by the breakdown of mucosal lining resulting in formation of oral ulcer. Causes nutritional deficits due to inability to eat and drink resulting in potential alterations of cancer treatment regimens. Influenced by chemotherapy and/or radiation regimen – Cisplatin, 5-FU, Irinotecan. Market Overview Approximately 500,000 cases of OM in U.S. Over 80% of patients with head and neck cancer commonly develop OM.

AG013 for Oral Mucositis No drug is approved to prevent OM in broad cancer population and therapies are primarily palliative. AG013 received FDA Fast Track designation in November 2016. AG013 granted Orphan Drug status in European Union. Oragenics has exclusive worldwide license of AG013 from Intrexon in the treatment of OM in cancer patients. Intellectual Property relating to AG013 extends into 2030s

AG013 Target Product Profile

Engineering New Antibiotics and Biotherapeutics Through Synthetic Biology

- **AG013 is convenient oral rinsing solution** composed of genetically modified *Lactococcus lactis (*non-pathologic food grade bacterium) engineered to deliver mucosal protectant human Trefoil Factor 1 (hTFF1) to mucosal tissues.
  - Trefoil Factors (TFF's) are class of peptides involved in protecting mucosal tissues against damage and in subsequent repair
- T.I.D. rinse provides continuous oropharyngeal coverage with *L. lactis producing* hTFF1
- 7-9 weeks of continuous use
  - Prevention: No grade 3 or 4 OM during chemoradiation course
  - Treatment: Reduced number of days of grade 3 or 4 OM versus comparator (standard of care)

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AG013 Treats the Underlying Cause of OM With a Convenient to Use Delivery System

ORAGENICS | Engineering New Antibiotics and Biotherapeutics Through Synthetic Biology

2017 Projected Worldwide Competitor Sales: $974MM*

Therapeutic Options

- Kepivance (IV)
- Ethyol

Marketed Palliative Products

(Oral Bleeding, Dry Mouth, Pain, Oral Decontamination)

- Gelclair
- Mugard
- NeutraSal
- Episil
- Caphosol
- Benzydamine Mouth Wash



* source: GlobalData

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AG013: Phase 1B Results

Engineering New Antibiotics and Biotherapeutics Through Synthetic Biology

Safety:

- Most Common Drug Related Adverse Event (AE): Nausea
- No drug related discontinuations due to AEs and no drug related SAEs
- 100% compliance for QD and TID dosing

Pharmacokinetics:

- Live AG013 levels exist for 90 minutes post rinse
- hTFF levels similar across all doses (CFU: $2x10^{11}$ QID;TID;6xD)
- No AG013 detected in blood

Exploratory Efficacy:

- 35% reduction in mean number of days of ulcerative OM vs. placebo
- 29% of AG013 patients had 0 or 1 day of ulcerative OM vs 0% placebo

AG013 IS SAFE AND WELL TOLERATED WHEN GIVEN TO CANCER PATIENTS WITH OM

Source: Limaye et al. Phase 1b, Multicenter, Single Blinded, Placebo-Controlled, Sequential Dose Escalation Study to Assess the Safety and Tolerability of Topically Applied AGO13 in Subjects with Locally Advanced Head and Neck Cancer Receiving Induction Therapy, *Cancer* Dec. 2013: 4268-4276

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AG013: Timeline of Key Events FDA Feedback API Manufacture Treat First Patient Announce Study Results 3Q16 4Q16 1H17 4Q18 Received: August 12, 2016 Initiated: August 26, 2016 Interim Safety Review of First 20 Patients 4Q17 Update IND Filing 1Q17

Novel Lantibiotic Platform for Serious Life-Threatening Gram(+) Bacterial Infections

Lantibiotics are novel class of peptide antibacterial compounds naturally produced by variety of Gram-positive bacterial strains to attack competing bacterial strains. Platform: More than >50 lantibiotics identified, potentially creating a pipeline of new compounds to target resistant infections. Prior development has been limited by technological hurdles, primarily on commercial scale production, whereby the Intrexon collaboration resulted in a manufacturing solution. Platform provides potential for development in multidrug resistant gram(+) infections including Methicillin Resistant Staphlococcus aureus (MRSA), Vancomycin Resistant Enterococci (VRE) and virulent Clostridium difficile. Mutacin 1140: a lantibiotic produced by Streptococcus mutans Lantibiotics: A Novel Platform of Antibiotics to Treat Serious Life Threatening Infections

Lantibiotics: A Potent Novel Class of Bioengineered Antibiotics Oragenics is developing a pipeline of lantibiotics through a collaboration with Intrexon that allows for production at commercial scale. The collaboration has already: Produced a significant increase in production titer yield. Enabled development of robust purification methods compared to traditional approaches. Identified second generation compounds that maintain activity following oral administration. Oragenics has selected lead compound OG716 and working towards 4Q2017 IND filing.

Clostridium difficile and Clostridium difficile Infection (CDI): Epidemiology C. difficile is an infection of the colon causing colitis by producing toxins that damage the lining of the colon. 500,000 infections annually resulting in 29,000 deaths. 83,000 will experience at least one recurrence. Deaths have increased 400% since 2000. Heath care associated infections occur: 37% hospital onset, 36% nursing home onset, 27% community onset. C. difficile associated diarrhea is associated with a 1-2 week hospital stay. Emerging problem: 8% of C. difficile infections are associated with onset of concomitant Vancomycin Resistant Enterococci (VRE) infection.

Clostridium difficile Infections Primary bacterial infection treated with Cephalosporin, Ampicillin/Amoxicillin Clindamycin, Fluroquinolones, Aminoglycosides Disrupt Gastrointestinal Microbiome Develop Clostridium difficile Infection Relapse Infect New Patient Inflammation & Diarrhea Spores Produces Toxins A&B

Competitive Overview Currently Approved Therapies: Metronidazole Vancomycin Fidaxomicin Rifaximin Therapies under development: Follow-on generations of existing antibiotics, enzymes and enzyme/protein synthesis inhibitors, vaccines, microbiome/fecal transplant therapies, and toxin binding polyclonal antibodies. Projected 2019 U.S. sales for C. difficile: $426M* *source: GlobalData

OGEN’s Discovery and Initial Characterization of Mutacin-1140 (MU1140) Seminal work on MU1140 (native molecule) suggested lantibiotic activity against essentially all clinically-relevant Gram (+) bacteria, including: Methicillin-resistant Staphylococcus aureus (MRSA) Vancomycin-resistant Enterococcus (VRE) Clostridium difficile (C. diff) Preliminary preclinical data suggested that MU1140 had: A novel mechanism of action No cross-reactivity with existing classes of antibiotics Minimal cytotoxicity in vitro using mouse and human cell lines; minimal immunogenicity Synergy with aminoglycosides

Transition to OG716 for Clostridium Difficile MU1140 Difficulty with expansion of fermentation/purification process Unable to manufacture sufficient quantities to test therapeutically OG253 Unstable in gastric and small intestinal fluid Requires specific colonic delivery OG716 Orally active without special formulation needs Microbiology profile favorably compares to previous compounds Intellectual Property relating to OG716 should extend into the late 2030s

Oral OG716 Superior at Preventing Clostridium difficile Deaths in Hamster Model OG716 Vanco Vehicle OG253 DAY 2 Clindamycin DAYS 3-7 Antibiotic Treatment Phase DAYS 8-22 Recurrence Phase DAY 1 Infection

Lantibiotics: Second Generation Program Milestones Tech Transfer of Manufacturing Process Manufacture of API Toxicology and Microbiology File IND 4Q16 1Q17 3 Q17 4Q17 Underway at 1400L scale: Began August 2016 Underway: January 2017

Upcoming Milestones 2017 Milestones: 1Q: Successful FDA pre-IND meeting for OG716 lantibiotic 1H: Anticipate treatment of first patient in AG013 Phase 2 study 4Q: Complete Interim Safety Review of first 20 patients enrolled at 5 clinical sites in AG013 Phase 2 study 4Q: Initiate at additional 30 clinical sites to enroll remaining 140 patients in AG013 Phase 2 Protocol 4Q: Announce filing of OG716 IND for treating Clostridium difficile Infection 2018 Milestones: 2Q: Identify lantibiotic homolog to treat parenteral gram (+) infections, transition to IND enabling studies 3Q: Complete OG716 Phase 1 clinical studies as safe and transition to Phase 2A 4Q: Announce results of AG013 Phase 2 oral mucositis clinical study

Experienced Management Team DR. ALAN F. JOSLYN, Director, President and Chief Executive Officer Assumed CEO position at Oragenics in June 2016 Held CEO positions at several private biotechnology companies including Sentinella Pharmaceuticals, Edusa Pharmaceuticals and Mt. Cook Pharma Presently sits on the board of Synergy Pharmaceuticals (NASDAQ: SGYP) Over 20 years of drug development experience at Glaxo, Johnson & Johnson and Penwest MIKE SULLIVAN, Chief Financial Officer Held senior-level financial positions for both publicly and privately held businesses Significant experience in product licensing and IP issues with strong background in both domestic and international retail operations DR. MARTIN HANDFIELD, Senior Vice President, Discovery Research Molecular Microbiologist and former Tenured Associate Professor, College of Dentistry at The University of Florida Prolific researcher focusing on infectious diseases, host-pathogen interactions and non-invasive diagnostics

Experienced Board Leadership DR. FREDERICK W. TELLING, Chairman of the Board of Directors Retired from Pfizer Inc. in June 2007 after 30 years of service, where he served as Corporate Vice President and Vice President of Corporate Strategic Planning and Policy.  Holds a B.A. in History and Economics from Hamilton College, a MA in Industrial and Labor Relations and a PhD in Economics and Public Policy from Cornell University. Brings to the Board an extensive array of business and industry experience as well as experience as a director of public companies. CHARLES L. POPE, Director Served as the Chief Financial Officer of Palm Bancorp, Aerosonic, Reptron, Innovaro, and SRI/Surgical Express. Also served as a Partner in the Audit and Financial Advisory Consulting Divisions and was a Partner in the Accounting and SEC Directorate at PricewaterhouseCoopers LLP. Holds a B.S. in Economics and Accounting from Auburn University and is a Certified Public Accountant in Florida. Brings to the Board over three decades of experience in the finance and accounting fields. In addition, Mr. Pope also has experience serving as a director of public companies.

Experienced Board Leadership DR. ALAN W. DUNTON, Director Currently the Senior Vice President of Research and Development at Purdue Pharma and the principal owner of Danerius, LLC, a biotechnology consulting company which he founded in 2006. Also a Director at Palatin (AMEX: PTN) and Targacept (NASDAQ: TRGT). Holds a MD from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center. ROBERT C. KOSKI, Director Practiced as an attorney with the Koski Firm, a sole proprietorship since 1992, where his practice includes litigation and tax law.  Holds a B.A. in Philosophy and English from Colgate University, a JD from Emory School of Law and an LLM in Taxation and Litigation from Emory University. Brings to the Board over two decades of experience in the legal field as a practicing attorney. In addition to his legal experience, Mr. Koski’s educational background provides a foundation for leadership and consensus-building.

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